UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2009

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 1, 2009, the Compensation Committee of the Board of Directors of SAVVIS, Inc. (“the Company”) increased the target bonus for Philip J. Koen, the Company’s Chief Executive Officer, under the Company’s 2009 Annual Incentive Plan (the “2009 AIP,” which is under the Company’s Amended and Restated 2003 Incentive Compensation Plan, as amended). Mr. Koen’s target bonus was increased from 100% of his 2009 annual base salary to 120% of his 2009 annual base salary. Subject to the achievement of individual and corporate performance objectives for the full year ending December 31, 2009, and to the discretion of the Compensation Committee, Mr. Koen’s bonus award under the 2009 AIP is payable in a combination of Company common stock and cash.

The foregoing description of the 2009 AIP is qualified in its entirety by reference to the description of the Company’s 2009 AIP, which is set forth under the caption “Executive Compensation – Individual Components of Our Executive Compensation Program – 2009 Annual Incentive Plan” in the Company’s 2009 proxy statement dated March 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: October 7, 2009	By:	/S/ GREGORY W. FREIBERG
	Name:	Gregory W. Freiberg
	Title:	Chief Financial Officer